UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): December 25, 2013

QKL STORES INC.

(Exact name of registrant as specified in charter)

Delaware	033-10893	75-2180652
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4 Nanreyuan Street

Dongfeng Road

Sartu District

163300 Daqing, PRC

(Address Of Principal Executive Offices) (Zip Code)

(011) 86-459-460-7825

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 25, 2013, Mr. Chaoying Li, a director of QKL Stores Inc. (the “Company”), provided notice of his resignation from the Board of Directors of the Company (the “Board”) for personal reasons, effective as of January 1, 2014. At the time of his resignation, Mr. Li also served as Chairman of the Compensation Committee and as a member of the Audit Committee and the Nominating and Corporate Governance Committee.

Mr. Li submitted his resignation to the Board via email on December 25, 2013. There were no disagreements between Mr. Li and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation. A copy of Mr. Li’s resignation letter is included with this 8-K as Exhibit 17.1 and incorporate herein in its entirety by reference.

The Company has provided Mr. Li a copy of the disclosures it is making in this item 5.02. The Company has also provided him the opportunity to furnish the Company a letter addressed to the Company stating whether he agrees with the statements made by the Company in this Item 5.02, and, if not, stating the respects in which he does or does not agree. On December 31, 2013, Mr. Li provided the Company a letter in which Mr. Li stated that he agrees with the statements made herein. A copy of the letter is included with this 8-K as Exhibit 17.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
17.1	Resignation Letter from Mr. Chaoying Li, dated as of December 25, 2013.
17.2	Letter from Mr. Chaoying Li, dated as of December 31, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QKL STORES INC.

By:	/s/ Tsz-Kit Chan
Name:	Tsz-Kit Chan
Title:	Chief Financial Officer

Date: December 31, 2013

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EXHIBIT INDEX

Exhibit	Description
17.1	Resignation Letter from Mr. Chaoying Li, dated as of December 25, 2013.
17.2	Letter from Mr. Chaoying Li, dated as of December 31, 2013.

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